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                       USAA AUTO LOAN GRANTOR TRUST 1999-1
                        --% AUTOMOBILE LOAN PASS-THROUGH
                              CERTIFICATES, CLASS A

                            USAA FEDERAL SAVINGS BANK
                                     (Bank)

                            USAA FEDERAL SAVINGS BANK
                              (Seller and Servicer)

                             UNDERWRITING AGREEMENT

                                                                   _______, 1999

J.P. Morgan Securities Inc.
As Representative of the
  Several Underwriters named
  in Schedule I (the "Representative")
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

              USAA Federal Savings Bank, a federally chartered savings association (the "Bank"), proposes to sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") $673,149,000 principal amount of ____% Automobile Loan Pass-Through Certificates, Class A (the "Class A Certificates") to be issued by the USAA Auto Loan Grantor Trust 1999-1 (the "Trust"). Each Class A Certificate will represent a specified percentage undivided interest in the Trust. The assets of the Trust include, among other things, a pool of fixed rate simple interest motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the "Receivables") and certain monies due thereunder on or after July 1, 1999 (the "Cutoff Date"), such Receivables to be sold to the Trust by the Bank (in such capacity, the "Seller") and to be serviced for the Trust by the Bank (in such capacity, the "Servicer"). The Class A Certificates will be issued in an aggregate principal amount of $673,149,000, which is equal to approximately [96.25]% of the aggregate principal balance of the Receivables as of the Cutoff Date. Simultaneously with the issuance and sale of the Class A Certificates as contemplated herein, the Trust will also issue the ____% Automobile Loan Pass-Through Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificate, the "Certificates") evidencing an undivided ownership interest of approximately [3.75]% in the Trust, payments in respect of which are, to the extent specified in the Pooling and Servicing Agreement, subordinated to the rights of the holders of the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of July __, 1999 (the "Pooling and Servicing Agreement"), among the Bank, as Seller and Servicer, and The Bank of New York, as trustee (the "Trustee").

              The Bank has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the






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rules and regulations of the Commission thereunder (the "Rules and
Regulations"), a registration statement, including a prospectus, relating to the Certificates. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is referred to in this Agreement as the "Preliminary Prospectus." The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form used to confirm sales of the Class A Certificates is referred to in this Agreement as the "Prospectus."

                  The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" and "Rule 430A" refer to such rules under the Act. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  The Bank agrees with the Underwriters as follows:

                  1. The Bank agrees to sell and deliver the Class A Certificates to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Bank the respective principal amount of Class A Certificates set forth opposite such Underwriter's name in Schedule I hereto. The Class A Certificates are to be purchased by the Underwriters at a purchase price equal to ___________% of the aggregate principal amount thereof plus accrued interest on the principal amount thereof at the Class A Pass-Through Rate (as defined in the Prospectus) calculated from (and including)______, 1999, to (but excluding) the Closing Date.

                  2. The Bank understands that the Underwriters intend (i) to make a public offering of their respective portions of the Class A Certificates as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representative is advisable and (ii) initially to offer the Class A Certificates upon the terms set forth in the Prospectus.

                  3. Payment for the Class A Certificates shall be made to the Bank or to its order by wire transfer of same day funds at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on July 28, 1999 (the "Closing Date"), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Bank may agree upon in writing. As used herein, the term "Business

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Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                  Payment for the Class A Certificates shall be made against delivery to the Representative (for the respective accounts of the several Underwriters) of the Class A Certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Pooling and Servicing Agreement, as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Certificates duly paid by the Bank. The physical certificates representing interests in the Class A Certificates will be made available for inspection and packaging by the Representative at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

                  4. The Bank represents and warrants to and agrees with each Underwriter that:

                           (1) The Registration Statement on Form S-3 (No.
333-81385), including the Prospectus and such amendments thereto as may have been required on or prior to the date hereof, relating to the Certificates, has been filed with the Commission and such Registration Statement as amended has become effective. With respect to the Registration Statement, the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied by the Bank;

                           (2) No stop order suspending the effectiveness of the
Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission, and on the Effective Date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Bank in writing by any Underwriter through the Representative expressly for use therein;

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                           (3) As of the Closing Date, the representations and
warranties of the Bank, in its capacity as Seller and Servicer under the Pooling and Servicing Agreement, will be true and correct, and each Receivable will satisfy the conditions set forth in Section 12.1(b) thereof;

                           (4) The Bank has been duly organized and is validly
existing as a federally chartered savings association and is a member of the Federal Home Loan Bank System. The Bank is in good standing with the Office of Thrift Supervision and has power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement;

                           (5) The Class A Certificates have been duly
authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement; each of the Pooling and Servicing Agreement, and this Agreement have been duly authorized by the Bank and, when executed and delivered by the Bank and the other party thereto (in the case of the Pooling and Servicing Agreement), each of the Pooling and Servicing Agreement and this Agreement will constitute a valid and binding agreement of the Bank; the Class A Certificates and the Pooling and Servicing Agreement will conform to the descriptions thereof in the Prospectus in all material respects;

                           (6) No consent, approval, authorization or order of,
or filing with, any court or governmental agency or body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

                           (7) The Bank is not in violation of its By-laws or
Charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein or in the Pooling and Servicing Agreement. The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement, and the issuance and sale of the Class A Certificates and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of,

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or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank or any of its properties or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the By-laws or Charter of the Bank; and the Bank has full power and authority to authorize and sell, and establish, the Trust that will issue the Class A Certificates as contemplated by this Agreement and to enter into this Agreement and the Pooling and Servicing Agreement and consummate the transactions contemplated hereby and thereby;

                           (8) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (B) there have been no transactions entered into by the Bank or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Bank and its subsidiaries considered as one enterprise;

                           (9) Other than as set forth or contemplated in the
Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened to which the Bank is or may be a party or to which any property of the Bank is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or that would reasonably be expected to materially adversely affect the interests of the holders of the Class A Certificates; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                           (10) By assignment and delivery of each of the
Receivables to the Trust as of the Closing Date, the Bank will transfer all of its right, title and interest in, to and under the Receivables to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  5. The Bank covenants and agrees with the several Underwriters that:

                           (1) Prior to the termination of the offering of the
Class A Certificates, the Bank will not file or cause to be filed any amendment of the Registration Statement or supplement


                                       5




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to the Prospectus which shall be reasonably disapproved of promptly by the
Representative after reasonable notice thereof. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Bank will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Bank will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Class A Certificates, any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Bank of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Bank of notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Bank will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

                           (2) The Bank will deliver, at its expense, to the
Representative, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. The Bank will furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act;

                           (3) The Bank will if (i) during such period of time
after the first date of the public offering of the Class A Certificates as in the opinion of counsel for the Underwriters a Prospectus relating to the Class A Certificates is required by law to be delivered in connection with sales by an Underwriter or dealer, (ii) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (iii) it is necessary to amend or supplement the Prospectus to comply with the applicable law, forthwith prepare and furnish, at


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the expense of the Bank, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Bank) to which Class A Certificates may have been sold by the Representative on behalf of the Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law;

                           (4) The Bank will endeavor to qualify the Class A
Certificates for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Class A Certificates and will pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that the Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that the Bank shall not be required to file a general consent to service of process in any jurisdiction;

                           (5) On or before January 31, 2001, the Bank will
cause the Trust to make generally available to the holders of the Certificates and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder;

                           (6) For the period from the date of this Agreement
until the retirement of the Class A Certificates, the Servicer will furnish to the Representative (x) copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article XIII of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article XIII of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (y) copies of each amendment to the Pooling and Servicing Agreement, and on each Determination Date or as soon thereafter as practicable, the Servicer shall give notice substantially in the form of Schedule II hereto by telex or telecopy to the Representative of the Class A Pool Factor as of the related Record Date;


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                           (7) During the period beginning on the date hereof
and continuing to and including the Business Day following the Closing Date, the Bank will not offer, sell, contract to sell or otherwise dispose of any securities of or guaranteed by the Bank which are substantially similar to the Class A Certificates without the prior written consent of the Representative;

                           (8) On or before the Closing Date, the Bank shall
cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date the Bank shall not, as Seller or Servicer, take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Pooling and Servicing Agreement;

                           (9) To the extent, if any, that the ratings provided
with respect to the Class A Certificates and the Class B Certificates by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), are conditional upon the furnishing of documents or the taking of any other action by the Bank agreed upon on or prior to the Closing Date, the Bank shall furnish such documents and take any such action;

                           (10) So long as any of the Class A Certificates are
outstanding, the Bank will furnish to the Representative by first class mail (i) as soon as practical after the end of the Bank's fiscal year, copies of all documents, records and financial statements required to be distributed to Certificateholders (including Certificate Owners) or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Bank filed with any government or regulatory authority or national securities exchange which is otherwise publicly available, as the Representative may reasonably request; and

                           (11) The Bank is not, and upon the issuance and sale
of the Class A Certificates as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  6. The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto,
(ii) the Trustee's acceptance fee and the fees and disbursements of the counsel to the Trustee, (iii) the fees and disbursements of the accountants, (iv) the fees of the Rating Agencies and (v) "Blue

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Sky" expenses; provided, however, that the Underwriters may reimburse the Bank for certain expenses incurred by the Bank as agreed to by the Underwriters and the Bank.

                  7. The obligations of the several Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

                           (1) At the time this Agreement is executed and
delivered by the Bank KPMG Peat Marwick shall have furnished to the Representative a letter dated as of the date of this Agreement substantially in the form of the draft to which the Representative previously agreed.

                           (2) The Prospectus shall have been filed with the
Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Bank, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

                           (3) Subsequent to the execution and delivery of this
Agreement, there shall have not occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank or USAA Capital Corporation which, in the reasonable judgment of the Representative materially impairs the investment quality of the Class A Certificates that makes it impracticable or inadvisable to proceed with completion of the sale of, and any payment for, the Class A Certificates, or
(ii) any downgrading in the rating of any debt securities of the Bank or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

                           (4) Michael J. Broker, Vice President and Banking
Counsel of the Bank, shall have furnished to the Representative his written opinion dated the Closing Date, in

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form and substance satisfactory to the Representative, to the effect that:

                                 (1) The Bank (1) has been duly chartered and is validly existing as a federal savings association under the laws of the United States, (2) has the power and authority to own its properties and conduct its business as described in the Prospectus and (3) had at all relevant times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables;

                                 (2) The Bank has the power and authority to execute and deliver this Agreement and the Pooling and Servicing Agreement and to consummate the transactions contemplated herein and therein;

                                 (3) No consent, approval, authorization or order of, or filing with, any Texas or federal governmental agency or body or any court is required by the Bank to perform the transactions contemplated by this Agreement or the Pooling and Servicing Agreement except for (1) filing of a Uniform Commercial Code financing statement in the State of Texas with respect to the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement and (2) such consents, approvals, authorizations, orders or filings as may be required under the federal and state securities laws;

                                 (4) None of the execution, delivery and
         performance by the Bank of this Agreement or the Pooling and Servicing Agreement, the transfer of the Receivables to the Trust, the assignment of the security interests of the Bank in the Financed Vehicles, the issuance and sale of the Class A Certificates or the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, will conflict with, result in a breach, violation or acceleration of any of the terms of, or constitute a default under, the ByLaws or the Charter of the Bank, as amended, or, to the best of such counsel's knowledge, any rule, order, statute or regulation known to such counsel to be currently applicable to the Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank or the terms of any material indenture or other material agreement or instrument known to such counsel to which the Bank is a party or by which it or its properties are bound;

                                 (5) To the best knowledge of such counsel, after due inquiry, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of this Agreement, or the Pooling and Servicing

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         Agreement, or either Class of the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, or (3) seeking adversely to affect the federal income tax attributes of either Class of Certificates as described in the Prospectus under the headings "Prospectus Summary -- Tax Status" and "Certain Federal Income Tax Consequences";

                                 (6) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank;

                                 (7) This Agreement has been duly authorized, executed and delivered by the Bank; and

                                 (8) The statements in the Prospectus under the caption "Certain Legal Aspects of the Receivables," to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

                  In addition, such counsel shall opine as to certain matters relating to the acquisition by the Bank of a perfected first priority security interest in the vehicles financed by motor vehicle installment loans made by the Bank.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other qualified counsel of good standing, and
(B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Bank and public officials. References to the Prospectus in this paragraph (d) include any supplements thereto.

                           (5) Jones, Day, Reavis & Pogue, special counsel to
the Bank, shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                                 (1) The Certificates have been duly and validly authorized and, when executed, authenticated and issued in accordance with the terms of the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Class A Certificates, and when delivered to and paid for by the purchaser thereof, in the case of the Class B Certificates, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

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                                 (2) Assuming the authorization, execution and
         delivery thereof by the Trustee with respect to the Pooling and Servicing Agreement, such agreement constitutes the legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject, as to enforcement, to (1) the effect of bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws of general application relating to or affecting creditors' rights generally or the rights of creditors of federal savings associations; (2) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
         (3) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

                                 (3) The Registration Statement became effective under the Act as of the date and time specified in such opinion; after due inquiry, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, and each amendment thereof or supplement thereto as of its Effective Date and the Prospectus as of its date of issuance and as of the Closing Date complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and such counsel has no reason to believe that either the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto as of its Effective Date or date of issuance, as the case may be, and as of the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                                 (4) The Class A Certificates, the Pooling and Servicing Agreement and this Agreement conform in all material respects to the descriptions thereof set forth in the Registration Statement and the Prospectus;

                                 (5) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended; and

                                 (6) The Trust is not now, and immediately following the sale of the Certificates pursuant to this

         Agreement will not be, required to be registered under the Investment Company Act of 1940, as amended.

                  In addition, such counsel shall opine, based upon certain representations made by the Bank, that the Receivables constitute "chattel paper" (as defined in Section 9.105(a)(2) of the Uniform Commercial Code of the State of Texas).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas, New York and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other qualified counsel of good standing, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Bank and public officials. References to the Prospectus in this paragraph (e) include any supplements thereto.

                            (6) Jones, Day, Reavis & Pogue, special counsel to
the Bank, shall have furnished to the Representative a written opinion or opinions dated the Closing Date, in form and substance satisfactory to the Representative, with respect to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interests in the Receivables and with respect to certain other matters.

                            (7) Skadden, Arps, Slate, Meagher & Flom LLP,
counsel to the Underwriters, shall have furnished to the Representative a written opinion or opinions dated the Closing Date, in form and substance satisfactory to the Representative, with respect to the validity of the Class A Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                            (8) Jones, Day, Reavis & Pogue, special tax counsel
to the Bank, shall have furnished to the Representative a written opinion dated as of the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                                 (1) the Trust will be treated as a grantor trust, under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, and not as a partnership or an association taxable as a corporation for federal income tax purposes and the holders of the Class A Certificates will each be treated as owning their respective shares of the Trust's assets and income for federal income tax purposes; and

                                 (2) The statements in the Registration
         Statement and Prospectus under the headings "Prospectus Summary -- Tax Status" and "Certain Federal Income Tax Consequences" to the extent that they address matters of law or legal conclusions with respect thereto, are correct in all material respects.

                           (9) Counsel to the Trustee shall have furnished to
the Representative a written opinion dated as of the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                                 (1) the Trustee has been duly incorporated and is validly existing as a banking organization organized under the laws of the state of New York;

                                 (2) The Trustee has full corporate trust power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement;

                                 (3) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a valid and legally binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, (a) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally, and (b) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                                 (4) The Trustee has duly executed and
         authenticated the Certificates issued on the date hereof on behalf of the Trust;

                                 (5) No consent, approval or authorization of, or registration, declaration or filing with, or giving of notice to or the taking of any other act with respect to any court or governmental authority, agency or body of the United States of America or of any state governing the trust powers of the Trustee is required under any existing laws or regulation for the consummation on the part of the Trustee of any of the transactions contemplated in the Pooling and Servicing Agreement, except such as have been obtained; and

                                 (6) The execution and delivery of the Pooling and Servicing Agreement and the performance by the Trustee of the terms thereof do not conflict with or result in a violation of (1) any laws or regulations of the United States of America or of any state governing the trust powers of the Trustee, (2) the Articles of Incorporation or By-Laws of the Trustee or (3) any material agreement, instrument, order, writ, judgment or decree known to such counsel to which the Trustee is a party or is subject.

                  In rendering such opinions, counsel to the Trustee may rely on the opinion of the office of the general counsel to the Trustee.

                           (10) The Underwriters shall have received a letter,
dated the Closing Date, of KPMG Peat Marwick which meets the requirements of the subsection (a) of this Section 7, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                           (11) The Underwriters shall have received evidence
satisfactory to them that the Class A Certificates have been rated in the highest rating category by each of Moody's and by S&P and that the Class B Certificates have been rated at least "BBB" or its equivalent by each of the foregoing Rating Agencies.

                           (l2) The Bank shall have furnished to the
Representative a certificate, in form and substance satisfactory to the Representative, signed by a Vice President or more senior officer of the Bank and dated the Closing Date, in which such officer shall state that, to the best of his or her knowledge after reasonable investigation the representations and warranties of the Bank in this Agreement are true and correct on and as of the Closing Date, that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that the representations and warranties of the Bank, as Seller and as Servicer, in the Pooling and Servicing Agreement and the conditions set forth in Section 12.1(b) of the Pooling and Servicing Agreement, are true and correct as of the dates specified in the Pooling and Servicing Agreement, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank's motor vehicle installment loan business except as set forth in or contemplated by the Prospectus or as described in such certificate.

         The Bank will furnish or cause to be furnished to the Underwriters such number of conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

                           (13) The Class B Certificates shall have been issued
by the Trust and an affiliate of the Seller shall have entered into a valid and binding agreement to purchase the full aggregate principal amount of such Class B Certificates.

                           (14) The Representative shall have received a letter
or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

                           (15) On the Closing Date, the representations and
warranties of the Bank in the Pooling and Servicing Agreement will be true and correct.

                           (16) Any taxes, fees and other governmental charges
which are due and payable in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, and the Certificates shall have been paid by the Bank at or prior to the Closing Date.

                  8. The Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted, except as otherwise provided below regarding the limitation on use of counsel) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Bank shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Bank in writing by any Underwriter through the Representative expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Certificates if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) and, if the furnishing of a copy of the Prospectus (as so amended or supplemented) to such person was required by law or was requested in writing by the

Bank, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, each director and officer of the Bank who signed the Registration Statement, and each person who controls the Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to each Underwriter, but only with reference to information furnished to the Bank in writing by such Underwriter through the Representa tive expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                           If any suit, action, proceeding (including any
governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such counsel for the Indemnified Person shall be reasonably satisfactory to the Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the Bank or of its directors and officers who sign the Registration Statement or control persons shall be designated in writing by the Bank. The Indemnifying

Person shall not be liable for any settlement of any claim or proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable other than in accordance with its terms to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or pay able by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other hand from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable consider ations. The relative benefits received by the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Bank and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Class A Certificates. The relative fault of the Bank on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by any of the Underwriters and the parties' rela-tive intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Bank and the Underwriters agree that it would not be just and equitable if contri bution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Class A Certificates set forth opposite their names in Schedule I hereto, and not joint.

                  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

                  The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Bank, or any of their officers or directors or any other person controlling the Bank and (iii) acceptance of and payment for any of the Certificates.

                  9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Bank, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange; (ii) trading of any securities issued or guaranteed by the Bank or USAA Capital Corporation shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Federal, Texas or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

                  10. This Agreement shall become effective upon the later of
(x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

                  If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Class A Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A Certificates that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Class A Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A Certificates to be purchased on such date, and arrangements satisfactory to the Representative and the Bank for the purchase of such Class A Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Representative or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents
                                       20
or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  11. J.P. Morgan Securities Inc. ("JPMSI") and the Bank agree that JPMSI shall act as the agent of the Bank in connection with the sale of the Class B Certificates by the Seller to one of its affiliates. The indemnification and contribution provisions set forth in Section 8 hereof shall apply to JPMSI in its capacity as such agent in respect of the Class B Certificates to the extent such provisions apply to each Underwriter in respect of the Class A Certificates. No compensation shall be payable by the Bank to JPMSI in connection with acting as such agent.

                  12. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Bank shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Bank agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  13. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (Facsimile No.: 212-648-5909), Attention: Syndicate Desk. Notices to the Bank shall be given to it at USAA Federal
Savings Bank, 10750 McDermott Freeway, San Antonio, Texas 78288 (Facsimile No.:
210-498-3207), Attention:  Michael J. Broker.

                  14. This Agreement shall inure to the benefit of and be binding upon the Bank, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Class A Certificates from any Under-
                                       21
writer shall be deemed to be a successor by reason merely of such purchase.

                  15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank and the Underwriters in accordance with its terms.

                                       Very truly yours,

                                       USAA FEDERAL SAVINGS BANK

                                       By:_____________________________________
                                          Name:  Edwin T. McQuiston
                                          Title: Vice President


              The foregoing Underwriting
              Agreement is hereby confirmed
              and accepted as of the date
              first above written.

              J.P. MORGAN SECURITIES INC.
              As Representative of the
              Underwriters

              By:___________________________________
              Name:    Robert W. Flanigan
              Title    Vice President

                                   SCHEDULE I

                                  UNDERWRITERS

                    Principal Amount of Class A Certificates


J.P. Morgan Securities Inc.......................................       $__________
____________________.............................................       $__________
____________________.............................................       $__________
____________________.............................................       $__________

                                                                        ------------
        Total....................................................       $__________
                                                                        ===========


                                   SCHEDULE II

                         FORM OF SERVICER'S CERTIFICATE

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Attention:

        Re: Pooling and Servicing Agreement dated as of ______, 1999 (the "Pooling and Servicing Agreement") between USAA Federal Savings Bank, as Seller and Servicer, and The Bank of New York, as Trustee

Determination Date to which this Certificate relates:

                                          ___________, 19__

For Monthly Period ending on _________, 19__

                         1. The undersigned Servicing Officer does hereby
certify that the Class A Pool Factor is __________.

                         2. Capitalized terms used in this Certificate shall
have the same meanings as in the Pooling and Servicing Agreement.

                         IN WITNESS WHEREOF, I have hereunto set my hand as of
the above-referenced Determination Date.

USAA FEDERAL SAVINGS BANK,

                                   as Servicer

                                                           By:



                                                  Servicing Officer


BY: ___________________________________________________________________________


                                                 B-1